UiPath Reports First Quarter Fiscal 2025 Financial Results
Revenue of $335 million increases 16 percent year-over-year
ARR of $1.508 billion increases 21 percent year-over-year
Cash flow from operations reaches $100 million and non-GAAP adjusted free cash flow reaches $101 million
NEW YORK, NY – May 29, 2024 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation and AI software company, today announced financial results for its first quarter fiscal 2025 ended April 30, 2024.
“We are pleased to report that ARR surpassed $1.5 billion in the first quarter of fiscal 2025, a testament to our market leading Business Automation Platform and the strategic role automation plays in digital transformation,” said Daniel Dines, UiPath Founder and Chief Innovation Officer. “We believe the foundation of our business remains strong and we are optimistic about our ability to drive growth and profitability through improved execution, customer centricity, and continued innovation.”
First Quarter Fiscal 2025 Financial Highlights
•Revenue of $335 million increased 16 percent year-over-year.
•ARR of $1.508 billion increased 21 percent year-over-year.
•Net new ARR of $44 million.
•Dollar based net retention rate of 118 percent.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 86 percent.
•GAAP operating loss was $(49) million.
•Non-GAAP operating income was $50 million.
•Net cash flow from operations was $100 million.
•Non-GAAP adjusted free cash flow was $101 million.
•Cash, cash equivalents, and marketable securities were $1.9 billion as of April 30, 2024.
Leadership Changes
In a separate release issued today, UiPath announced Rob Enslin is resigning as Chief Executive Officer and member of the UiPath Board of Directors effective June 1, 2024. Daniel Dines, Founder and former CEO of UiPath, will be re-appointed CEO, also effective June 1, 2024. Dines currently serves as Chief Innovation Officer and Executive Chairman of the Board.
Financial Outlook
“During the first quarter we saw increased deal scrutiny and lengthening sales cycles for large multi-year deals. We have considered these factors, the current macroeconomic environment and our leadership transition in our updated guidance for the remainder of the year,” said Ashim Gupta, UiPath Chief Financial Officer. “While our revenue and operating margin guidance are impacted by contract timing and duration, we have confidence in our ability to generate durable ARR growth at scale, and meaningful non-GAAP adjusted free cash flow.”
For the second quarter fiscal 2025, UiPath expects:
•Revenue in the range of $300 million to $305 million
•ARR in the range of $1.543 billion to $1.548 billion as of July 31, 2024
•Non-GAAP operating income of approximately breakeven
For the fiscal full year 2025, UiPath is updating its guidance and expects:
•Revenue in the range of $1.405 billion to $1.410 billion
•ARR in the range of $1.660 billion to $1.665 billion as of January 31, 2025
•Non-GAAP operating income of approximately $145 million

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•UiPath and Microsoft Deepened Partnership through Integration with Copilot for Microsoft 365: UiPath and Microsoft announced an expanded partnership through powerful integration between the UiPath Business Automation Platform and Copilot for Microsoft 365. The integration will enable joint customers to automate more knowledge work and enhance end user experiences with UiPath. UiPath is one of the first ecosystem partners for Copilot for Microsoft 365 and Teams; with the plugin, joint customers can access UiPath enterprise-grade automation capabilities from Copilot for Microsoft 365, Teams, UiPath Autopilot™, or their own custom copilot-like experience.
•Unveiled New Family of LLMs at AI Summit to Empower Enterprises to Harness Full Capabilities of GenAI: at its annual AI Summit, UiPath announced several new generative AI (GenAI) features in its platform designed to help enterprises realize the full potential of AI with automation by accessing powerful, specialized AI models tailored to their challenges and most valuable use cases. The new LLMs, DocPATH and CommPATH, give businesses LLMs that are extensively trained for their specific tasks, document processing and communications.
•Announced General Availability of UiPath Autopilot™ for Studio and Autopilot™ for Test Suite in June: UiPath Autopilot™ experiences for Developers and Testers are now available in preview with a targeted general availability in June. Autopilot™ for Developers include capabilities such as 'Text to workflow', 'Text to expressions', and 'automated code generation', enhancing productivity for developers of all kinds. Autopilot™ for Testers accelerates every phase of the testing lifecycle including Quality Checks, Test Design, Test Automation, and surfacing actionable insights from execution results. Over 1,500 organizations are using UiPath Autopilot™ resulting in over 7,000 generations and over 5,500 expressions generated per week.
•Achieved FedRAMP authorization: the company announced that UiPath Automation Cloud™ Public Sector achieved authorized status in the Federal Risk and Authorization Management Program (FedRAMP®), the entity charged with standardizing security and risk assessment for cloud services accessed by federal government agencies. As an authorized provider of AI-powered automation within FedRAMP, UiPath offers public sector agencies a viable and secure method to achieve digital modernization imperatives. UiPath AI and automation solutions are already securely increasing accuracy, capacity, and resilience in U.S. federal agencies, U.S. state governments, and hundreds of international public sector organizations.
•Named a Leader for the Second Consecutive Year in Everest Group Intelligent Document Processing (IDP) Products PEAK Matrix® Assessment 2024: UiPath was named a Leader in Intelligent Document Processing for the second consecutive year in the Everest Group Intelligent Document Processing (IDP) Products PEAK Matrix® Assessment 2024. The Everest Group IDP Peak Matrix also placed the UiPath Business Automation Platform as the highest designated Leader in vision and capabilities, and for market impact. In the report, UiPath is also the only company to be named a Leader in analyses for banking and insurance IDP products.
•Named a Leader in the 2024 Gartner® Magic Quadrant™ for Process Mining Platforms1: UiPath was named a Leader in the 2024 Gartner® Magic Quadrant™ for Process Mining Platforms research report. The report assessed UiPath Process Mining, UiPath Task Mining, and UiPath Communications Mining. Continuous Discovery solutions enable businesses to continuously monitor process performance and ROI and identify the most impactful opportunities to optimize them; these tools measure the impact automation has on end-to-end processes, allowing customers to optimize and take results-driven actions.

Conference Call and Webcast
UiPath will host a conference call today, Wednesday, May 29, 2024, at 5:00 p.m. Eastern Time, to discuss the company's first quarter fiscal 2025 financial results and its guidance for the second quarter and full year fiscal 2025. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13746331. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
Footnotes
1 Gartner, Magic Quadrant for Process Mining Platforms, Marc Kerremans, Nick Duffy, David Sugden, 29 April 2024
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates and is used herein with permission. All rights reserved.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the second fiscal quarter and full fiscal year 2025, our business strategy, plans and objectives of management for future operations, our future growth, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases including the incorporation of AI, the success of our collaborations with third parties, our customers’ behaviors and potential automation spend, and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Business Automation Platform to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions, including our CEO transition; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year January 31, 2024 filed with the SEC on March 27, 2024 and in other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.

Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue:
Licenses	$140,128	$134,039
Subscription services	185,131	146,352
Professional services and other	9,853	9,197
Total revenue	335,112	289,588
Cost of revenue:
Licenses	2,601	2,547
Subscription services	36,754	23,078
Professional services and other	15,970	18,042
Total cost of revenue	55,325	43,667
Gross profit	279,787	245,921
Operating expenses:
Sales and marketing	180,139	160,406
Research and development	85,603	75,342
General and administrative	63,510	56,584
Total operating expenses	329,252	292,332
Operating loss	(49,465)	(46,411)
Interest income	13,830	13,848
Other income, net	10,679	4,294
Loss before income taxes	(24,956)	(28,269)
Provision for income taxes	3,780	3,632
Net loss	$(28,736)	$(31,901)
Net loss per share, basic and diluted	$(0.05)	$(0.06)
Weighted-average shares used in computing net loss per share, basic and diluted	569,925	557,878

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	April 30, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,146,618	$1,061,678
Restricted cash	438	438
Marketable securities	788,920	818,145
Accounts receivable, net of allowance for credit losses of $1,827 and $1,119, respectively	270,621	436,296
Contract assets	88,146	84,197
Deferred contract acquisition costs	76,309	74,678
Prepaid expenses and other current assets	98,146	104,980
Total current assets	2,469,198	2,580,412
Marketable securities, non-current	962	—
Contract assets, non-current	9,960	6,214
Deferred contract acquisition costs, non-current	145,175	154,317
Property and equipment, net	22,741	23,982
Operating lease right-of-use assets	60,458	56,072
Intangible assets, net	12,577	14,704
Goodwill	88,384	89,026
Deferred tax assets	3,900	4,678
Other assets, non-current	31,621	25,353
Total assets	$2,844,976	$2,954,758

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,864	$3,447
Accrued expenses and other current liabilities	84,793	83,997
Accrued compensation and employee benefits	40,663	137,442
Deferred revenue	465,216	486,805
Total current liabilities	597,536	711,691
Deferred revenue, non-current	150,934	161,027
Operating lease liabilities, non-current	62,772	58,713
Other liabilities, non-current	6,730	7,213
Total liabilities	817,972	938,644
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(124,620)	(102,615)
Additional paid-in capital	4,089,795	4,024,079
Accumulated other comprehensive income	4,740	8,825
Accumulated deficit	(1,942,917)	(1,914,181)
Total stockholders’ equity	2,027,004	2,016,114
Total liabilities and stockholders’ equity	$2,844,976	$2,954,758

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities
Net loss	$(28,736)	$(31,901)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,902	5,616
Amortization of deferred contract acquisition costs	18,467	14,072
Net amortization on marketable securities	(9,268)	(4,097)
Stock-based compensation expense	88,727	85,048
Charitable donation of Class A common stock	6,564	4,215
Non-cash operating lease expense	3,476	3,071
Provision for deferred income taxes	569	(267)
Other non-cash (credits) charges, net	(966)	624
Changes in operating assets and liabilities:
Accounts receivable	162,444	141,557
Contract assets	(7,645)	660
Deferred contract acquisition costs	(12,437)	(15,499)
Prepaid expenses and other assets	(803)	(5,860)
Accounts payable	3,936	(2,130)
Accrued expenses and other liabilities	(4,195)	(10,547)
Accrued compensation and employee benefits	(96,403)	(93,390)
Operating lease liabilities, net	(3,912)	(2,946)
Deferred revenue	(24,683)	(20,885)
Net cash provided by operating activities	100,037	67,341
Cash flows from investing activities
Purchases of marketable securities	(323,137)	(215,391)
Maturities of marketable securities	360,141	78,955
Purchases of property and equipment	(1,238)	(1,870)
Other investing, net	—	2,754
Net cash provided by (used in) investing activities	35,766	(135,552)
Cash flows from financing activities
Repurchases of Class A common stock	(22,005)	—
Proceeds from exercise of stock options	312	1,187
Payments of tax withholdings on net settlement of equity awards	(28,959)	(25,902)
Net payments of tax withholdings on sell-to-cover equity award transactions	—	(645)
Proceeds from employee stock purchase plan contributions	4,916	4,730
Net cash used in financing activities	(45,736)	(20,630)
Effect of exchange rate changes	(5,127)	(1,702)
Net increase (decrease) in cash, cash equivalents, and restricted cash	84,940	(90,543)
Cash, cash equivalents, and restricted cash - beginning of period	1,062,116	1,402,119
Cash, cash equivalents, and restricted cash - end of period	$1,147,056	$1,311,576

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2024	2023
GAAP cost of licenses	$2,601	$2,547
Less: Amortization of acquired intangible assets	844	836
Non-GAAP cost of licenses	$1,757	$1,711

GAAP cost of subscription services	$36,754	$23,078
Less: Stock-based compensation expense	4,276	3,178
Less: Amortization of acquired intangible assets	593	584
Less: Employer payroll tax expense related to employee equity transactions	177	90
Non-GAAP cost of subscription services	$31,708	$19,226

GAAP cost of professional services and other	$15,970	$18,042
Less: Stock-based compensation expense	2,470	2,699
Less: Employer payroll tax expense related to employee equity transactions	66	71
Non-GAAP cost of professional services and other	$13,434	$15,272

GAAP gross profit	$279,787	$245,921
GAAP gross margin	83%	85%
Plus: Stock-based compensation expense	6,746	5,877
Plus: Amortization of acquired intangible assets	1,437	1,420
Plus: Employer payroll tax expense related to employee equity transactions	243	161
Non-GAAP gross profit	$288,213	$253,379
Non-GAAP gross margin	86%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2024	2023
GAAP sales and marketing	$180,139	$160,406
Less: Stock-based compensation expense	36,216	33,123
Less: Amortization of acquired intangible assets	552	671
Less: Employer payroll tax expense related to employee equity transactions	1,223	1,224
Less: Restructuring costs	—	229
Non-GAAP sales and marketing	$142,148	$125,159

GAAP research and development	$85,603	$75,342
Less: Stock-based compensation expense	29,142	24,773
Less: Employer payroll tax expense related to employee equity transactions	630	601
Less: Restructuring costs	—	285
Non-GAAP research and development	$55,831	$49,683

GAAP general and administrative	$63,510	$56,584
Less: Stock-based compensation expense	16,623	21,275
Less: Amortization of acquired intangible assets	39	41
Less: Employer payroll tax expense related to employee equity transactions	415	378
Less: Restructuring costs	—	375
Less: Charitable donation of Class A common stock	6,564	4,215
Non-GAAP general and administrative	$39,869	$30,300

GAAP operating loss	$(49,465)	$(46,411)
GAAP operating margin	(15)%	(16)%
Plus: Stock-based compensation expense	88,727	85,048
Plus: Amortization of acquired intangible assets	2,028	2,132
Plus: Employer payroll tax expense related to employee equity transactions	2,511	2,364
Plus: Restructuring costs	—	889
Plus: Charitable donation of Class A common stock	6,564	4,215
Non-GAAP operating income	$50,365	$48,237
Non-GAAP operating margin	15%	17%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2024	2023
GAAP net loss	$(28,736)	$(31,901)
Plus: Stock-based compensation expense	88,727	85,048
Plus: Amortization of acquired intangible assets	2,028	2,132
Plus: Employer payroll tax expense related to employee equity transactions	2,511	2,364
Plus: Restructuring costs	—	889
Plus: Charitable donation of Class A common stock	6,564	4,215
Tax adjustments to add-backs	2,124	1,042
Non-GAAP net income	$73,218	$63,789

GAAP net loss per share, basic and diluted	$(0.05)	$(0.06)
GAAP weighted average common shares outstanding, basic and diluted	569,925	557,878
Non-GAAP weighted average common shares outstanding, basic	569,925	557,878
Plus: Dilutive potential common shares from outstanding equity awards	14,389	12,728
Non-GAAP weighted average common shares outstanding, diluted	584,314	570,606
Non-GAAP net income per share, basic	$0.13	$0.11
Non-GAAP net income per share, diluted	$0.13	$0.11

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Three Months Ended April 30,
	2024	2023
GAAP net cash provided by operating activities	$100,037	$67,341
Purchases of property and equipment	(1,238)	(1,870)
Cash paid for employer payroll taxes related to employee equity transactions	2,403	2,738
Net payments of employee tax withholdings on stock option exercises	12	765
Cash paid for restructuring costs	63	3,734
Non-GAAP adjusted free cash flow	$101,277	$72,708

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
Pete Daly
PR@uipath.com
UiPath